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                                                                      Exhibit 11

                       CAPITAL ONE FINANCIAL CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS
              FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 1996

                 (dollars in thousands, except per share data)

                                                        Year Ended December 31
                                                        ------------------------------------------------------------
                                                                      1996                 1995           1994 (1)
                                                        ------------------------------------------------------------

 Primary
      Net Income                                                  $155,267             $126,511              $95,263
                                                        ============================================================

 Weighted average common and common
      equivalent shares outstanding
      Average common shares outstanding                         66,227,631           65,690,838           65,602,850
      Net effect of dilutive restricted stock (2)                    7,548              293,807              464,400
      Net effect of dilutive stock options (2)                     809,220              447,155
                                                        ------------------------------------------------------------
 Weighted average common and common
      equivalent shares                                         67,044,399           66,431,800           66,067,250
                                                        ============================================================

 Earnings per share                                                  $2.32                $1.90                $1.44
                                                        ============================================================

 Fully diluted
      Net income                                                  $155,267             $126,511              $95,263
                                                        ============================================================

 Weighted average common and common
      equivalent shares outstanding
      Average common shares outstanding                         66,227,631          $65,690,838          $65,602,850
      Net effect of dilutive restrictive stock (3)                  11,169              417,701              464,400
      Net effect of dilutive stock options (3)                   1,348,912              484,108
                                                        ------------------------------------------------------------
 Weighted average common and common
      equivalent shares                                         67,587,712           66,592,647           66,067,250
                                                        ============================================================

 Earnings per share                                                  $2.30                $1.90                $1.44
                                                        ============================================================


(1) Gives retroactive effect to the initial capitalization of the Company on November 22, 1994, as if all shares issued were outstanding for all periods presented. Dilutive restrictive stock includes effect of 464,400 shares of restricted stock which vested on November 15, 1995.

(2)      Based on the treasury stock method using average market price.

(3) Based on the treasury stock method using the higher of ending or average market price.

         The calculations of common and common equivalent earnings per share and fully diluted earnings per share are submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although both calculations are not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because there is dilution of less than 3%. The Registrant has elected to show fully diluted earnings per share in its financial statements.